UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	001-41655 (Commission File Number)	98-1262185 (IRS Employer Identification No.)

7000 South Yosemite Street, Suite 115
Centennial, Colorado 80112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 334-7066

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NB	The Nasdaq Stock Market LLC
Warrants, each exercisable for 1.11829212 Common Shares	NIOBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations.

To the extent applicable, the information contained in Item 8.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.08.

Item 8.01 Other Events.

On January 10, 2025, NioCorp Developments Ltd. (the “Company”) announced that the date for its next annual general meeting of shareholders (the “Meeting”) has been revised to March 20, 2025, at 10:00 a.m. Mountain Daylight Time at 7000 South Yosemite Street, Lower Level Conference Room, Centennial, Colorado, 80112.

The record date for determining shareholders entitled to notice of, and to vote at, the Meeting will be January 27, 2025. Because the Meeting will be held more than 30 days after the anniversary date of the Company’s last annual general meeting of shareholders, held on January 19, 2024, and in accordance with Rule 14a-5(f) and Rule 14a-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is filing this Current Report on Form 8-K to provide notice of the revised deadlines for the submission of any shareholder proposals or shareholder director nominations.

Shareholders who intend to submit proposals, other than director nominations, for inclusion in the Company’s definitive management information and proxy circular (the “Information Circular”) for the Meeting, pursuant to Rule 14a-8 under the Exchange Act, must ensure that such proposals are received by the Company, in writing, at the Company’s principal executive offices, located at 7000 South Yosemite Street, Suite 115, Centennial, CO 80112, no later than January 17, 2025, which the Company has determined to be a reasonable time before it expects to begin to send its proxy materials for the Meeting, and must furthermore comply with all applicable requirements of Rule 14a-8.

Shareholders who intend to submit proposals, other than director nominations, but not for inclusion in the Information Circular, pursuant to Rule 14a-4(c)(1) under the Exchange Act, must ensure that such proposals are received by the Company no later than January 17, 2025, which the Company has determined is a reasonable time before the Company begins to send its proxy materials for the Meeting. If a shareholder proposal, other than a director nomination, is not submitted to the Company by January 17, 2025, the Company may still grant discretionary proxy authority to vote on such shareholder proposal in accordance with Rule 14a-4(c)(1).

Pursuant to Section 188(1)(c) of the Business Corporations Act (British Columbia) (the “BCBCA”), shareholders of the Company who wished to have any shareholder nominees for director included in the Information Circular were required to ensure that such shareholder nomination was received by the Company at its principal executive offices before the close of business on Friday, October 18, 2024, which was the date that was three months prior to the anniversary date of the Company’s last annual general meeting of shareholders, held on January 19, 2024. This deadline has now passed. Any shareholder nomination of persons for election to the Company’s Board of Directors (the “Board”) for inclusion in the Information Circular received after Friday, October 18, 2024, will not be included in the Information Circular.

Pursuant to the Company’s advance notice policy, adopted by the shareholders of the Company on December 15, 2014, nominations of persons for election to the Board, but not for inclusion in the Information Circular, must be received by the Corporate Secretary of the Company no earlier than January 14, 2025 and no later than February 18, 2025, which are the 65th day and the 30th day prior to the date of the Meeting, respectively.

In addition, to comply with the Securities and Exchange Commission’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees for election at the Meeting other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which must be postmarked or transmitted electronically to the Company at its principal executive offices no later than January 20, 2025, which is the 60th calendar day prior to the date of the Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

DATE: January 13, 2025	By:	/s/ Neal S. Shah
Neal S. Shah Chief Financial Officer